UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2007

TRANSNATIONAL AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33149	76-0603927
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

21800 Burbank Blvd., Suite #200
Woodland Hills, CA 91367
(Address of principal executive offices) (Zip Code)

(818) 961-2727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

          Between January 17, 2007 and August 14, 2007, Transnational Automotive Group, Inc. (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with various accredited investors (the “Investors”) for the sale of investment units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $.001 per share (the “Common Stock”) at $0.50 per share and (ii) a 5-year warrant to purchase one share of Common Stock at $1.50 per share. The warrants do not offer a “cashless exercise” provision. The proceeds from the offering will be used by the Company for capital expenditures to expand its fleet of buses used in operations as well as for general working capital requirements.

          From July 4, 2007 through August 14, 2007, the Investors purchased an aggregate of $807,500 in Units representing 1,615,000 shares of common stock at a price of $0.50 per share, and warrants to purchase an additional 1,615,000 shares of common stock at $1.50 per share.

          In connection with a separate private placement memorandum dated January 23, 2006 (“01/23/06 PPM”), the Company entered into Subscription Agreements with various accredited investors for the sale of convertible debentures. The debentures are convertible into the common stock of the Company at an exercise price of $0.4464 per share. The Company also issued to the holders of the convertible debentures 5-year warrants to acquire shares of the Company’s common stock at an exercise price of $1.50 per share. The warrants do not offer a “cashless exercise” provision. During the period from July 4, 2007 through August 14, 2007, an aggregate of $192,000 of convertible debentures were converted into 430,108 shares of common stock.

          The Company has outstanding promissory notes payable which are unsecured, due on demand, and bear interest at rates ranging from 7% to 40% per annum. Under the terms of the promissory note agreements with certain creditors (“Creditors”), the Company is obligated to issue to the Creditors shares of the Company’s common stock in exchange for the renewal of the underlying promissory note obligations. From July 4, 2007 through August 14, 2007, the Company issued an aggregate of 240,000 shares of common stock in consideration for the renewal of the promissory notes payable with each respective Creditor.

          The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item:

			Principal	Total Offering Price/
Date	Title and Amount	Purchaser	Underwriter	Underwriting Discounts

June 29, 2007	100,000 shares of common stock	Private investor	N/A	$50,000 / $2,500
July 12, 2007	120,000 shares of common stock	Private investor	N/A	$60,000 / $3,000
July 12, 2007	100,000 shares of common stock	Private investor	N/A	$50,000 / $2,500
July 12, 2007	30,000 shares of common stock	Private investor	N/A	$15,000 / $750
July 17, 2007	70,000 shares of common stock	Private investor	N/A	$35,000 / $1,750
July 14, 2007	85,000 shares of common stock	Private investor	N/A	$42,500 / $2,125
July 31, 2007	110,000 shares of common stock	Private investor	N/A	$55,000 / $2,750
July 31, 2007	500,000 shares of common stock	Private investor	N/A	$250,000 / $12,500
August 3, 2007	200,000 shares of common stock	Private investor	N/A	$100,000 / $5,000
July 17, 2007	100,000 shares of common stock	Private investor	N/A	$50,000 / $2,500
July 27, 2007	100,000 shares of common stock	Private investor	N/A	$50,000 / $2,500
July 27, 2007	100,000 shares of common stock	Private investor	N/A	$50,000 / $2,500
August 13, 2007	215,054 shares of common stock	Private investor	N/A	N/A - debt conversions
August 13, 2007	107,527 shares of common stock	Private investor	N/A	N/A - debt conversions
August 13, 2007	107,527 shares of common stock	Private investor	N/A	N/A - debt conversions
July 31, 2007	80,000 shares of common stock	Related party trust	N/A	N/A
July 31, 2007	90,000 shares of common stock	Related party trust	N/A	N/A
July 31, 2007	30,000 shares of common stock	Private investor	N/A	N/A
July 31, 2007	40,000 shares of common stock	Private investor	N/A	N/A

Item 3.02 Unregistered Sales of Equity Securities

          The issuance of the common shares and the warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because the shares and the warrants were only offered to accredited investors. The issuance did not involve any public offering and the Company made no solicitation in connection with the Offering other than communications with the Purchasers. The Investors have represented that they are accredited investors and that the Investors’ intention is to acquire the securities for investment only and not with a view to distribution.

          The shares of Common Stock and the shares of Common Stock underlying the Warrants are restricted securities that have not been registered under the Act and may not be offered or sold in the absence of registration or applicable exemption from registration requirements, and the certificates representing the securities bear legends to that effect.

          The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Transnational Automotive Group, Inc.
(Registrant)

Date: August 14, 2007	By:	/s/ Seid Sadat
Seid Sadat
Chief Financial Officer